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EXHIBIT 23.1(B)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and to the incorporation by reference therein of our report dated April 10, 1998 on our audit of the financial statements of MetroGolf Incorporated and subsidiaries as of December 31, 1997 and for the year then ended, included in the Registration Statement of Family Golf Centers, Inc. on Form S-3 dated July 23, 1998 filed with the Securities and Exchange Commission.

/s/ Richard A. Eisner & Company, LLP

New York, New York
September 24, 1998